EXHIBIT 23.03

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use in the Registration Statement on Form 10-SB under the Securities and Exchange Act of 1934 of Brooke Corporation, Inc. of our audit report dated September 7, 2001 insofar as such report relates to the financial statements and schedules of Interstate Insurance Group, LTD. for the year ended December 31, 1999.

/s/      Summers, Spencer & Cavanaugh, CPAs, Chartered

Summers, Spencer & Cavanaugh, CPAs, Chartered
Topeka, KS
September 17, 2001